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                                                                     EXHIBIT 8.1

                    [SIMPSON THACHER & BARTLETT LETTERHEAD]

                                                                January 23, 1996

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933

Ladies and Gentlemen:

     This opinion is delivered to you in connection with the Registration Statement on Form S-4 of Johnson & Johnson filed with the Securities and Exchange Commission on January 23, 1996 (the "Registration Statement"), under the Securities Act of 1933, as amended.

     We have examined the Registration Statement and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the statements made in the Registration Statement under the caption "Certain United States Federal Income Tax Consequences", insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

     We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

     We consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the caption "Certain Federal Income Tax Consequences."

                                          Very truly yours,

                                          /s/ SIMPSON THACHER & BARTLETT

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                                          SIMPSON THACHER & BARTLETT